Exhibit 99.1

WKL ECO EARTH HOLDING PTE LTD AND ITS SUBSIDIARIES

FOR THE FISCAL YEARS ENDED AUGUST 31, 2021 AND AUGUST 31, 2020

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of WKL Eco Earth Holding Pte Ltd:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of WKL Eco Earth Holdings Pte Ltd, comprising its subsidiaries and entities under common control (“the Company”) as of August 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2021.

Singapore

December 21, 2021

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WKL Eco Earth Holding Pte Ltd

Consolidated Balance Sheets as of August 31, 2021 and 2020

In U.S. Dollars, except share data or otherwise stated

	August 31, 2021	August 31, 2020
	USD	USD
ASSETS
Current assets
Cash	1,714,890	484,641
Account receivables	127,802	39,150
Inventories	142,519	94,141
Deposit, prepayments and other receivables	1,239,561	54,135
Other receivable-related party	46,408	-
Total current assets	3,271,180	672,067

Non-current asset
Property and equipment, net	136,598	67,624
TOTAL ASSETS	3,407,778	739,691

Current Liabilities
Account payables and accruals	102,394	16,419
Other payables	33,078	87,831
Deferred revenue	426,777	-
Hire Purchase Creditor	33,650	-
Financial Liability - Convertible Bonds	1,007,999	997,204
Amount due to related party	52,481	61,058
Total current liabilities	1,656,379	1,162,512

TOTAL LIABILITIES	1,656,379	1,162,512

Shareholder’s equity
Common stock	1	1
Additional paid in capital	2,854,449	708,083
Shares to be issued	861,883	-
Other Accumulated comprehensive income	7,969	(13,376)
Accumulated deficit	(2,140,870)	(1,117,529)
Non-controlling interest	167,967	-
Total shareholder’s equity	1,751,399	(422,821)

TOTAL LIABILITIES AND EQUITY	3,407,778	739,691

The accompanying footnotes are an integral part of these consolidated financial statements.

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WKL Eco Earth Holding Pte Ltd

Consolidated Statements of Operations and Comprehensive Loss for the Financial Years Ended August 31, 2021 and 2020

In U.S. Dollars, except share data or otherwise stated

	August 31, 2021	August 31, 2020
	USD	USD
Revenue	774,805	367,171
Cost of revenue	503,116	284,827
Gross profit	271,689	82,344

Operating expenses:
Selling and marketing expenses	31,663	29,607
General and administrative expenses	1,320,470	469,816
Total operating expenses	1,352,133	499,423

Loss from operation	(1,080,444)	(417,079)

Other income/(expense)
Interest expense, net	(25,659)	(75,487)
Other income, net	2,623	-
Total other income/(expense)	(23,036)	(75,487)

Loss from operation before income taxes	(1,103,480)	(492,566)

Income tax expenses	-	-

Net Loss	(1,103,480)	(492,566)

Less: Net loss attributable to non-controlling interests	80,139	-

Net loss attributable to equity holders of the Company	(1,023,341)	(492,566)

Other comprehensive loss:
Foreign currency translation adjustment	23,316	(12,391)
Comprehensive loss	(1,000,025)	(504,957)

Less: net comprehensive loss attributable to non-controlling interests	1,971	-

Net Comprehensive loss attributable to equity holders of the Company	(998,054)	(504,957)

The accompanying footnotes are an integral part of these consolidated financial statements.

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WKL Eco Earth Holding Pte Ltd

Consolidated Statement of Equity for the financial year ended August 31, 2021 and 2020

In U.S. Dollars, except share data or otherwise stated

	Common Stock	Additional paid in capital	Shares to be issued	Accumulated Other Comprehensive Income	Accumulated Deficit	Noncontrolling interests	Total

Balance at August 31, 2019	$1	$708,059	$-	(985)	$(624,963)	$-	$82,112
Capital contribution	-	24	-	-	-	-	24
Foreign currency translation adjustment	-	-	-	(12,391)	-	-	(12,391)
Net loss	-	-		-	(492,566)	-	(492,566)
Balance at August 31, 2020	1	708,083	-	(13,376)	(1,117,529)	-	(422,821)
Capital contribution	-	2,146,366		-	-	246,135	2,392,501
Issuance for cash	-	-	861,883	-	-	-	861,883
Foreign currency translation adjustment	-	-	-	21,345	-	1,971	23,316
Net loss	-	-	-	-	(1,023,341)	(80,139)	(1,103,480)
Balance at August 31, 2021	1	2,854,449	861,883	7,969	(2,140,870)	167,967	1,751,399

The accompanying footnotes are an integral part of these consolidated financial statements.

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WKL Eco Earth Holding Pte Ltd

Consolidated Statement of Cash Flows for the financial year ended August 31, 2021 and 2020

In U.S. Dollars, except share data or otherwise stated

	August 31,2021	August 31,2020
	USD	USD
Cash flows from operating activities
Net Loss	(1,103,480)	(492,566)
Adjustments for non-cash income and expenses:
Depreciation	25,414	12,566
(Increase) / Decrease in accounts receivable	(88,652)	-
(Increase) / Decrease in inventories	(48,377)	(94,141)
(Increase) / Decrease in Deposit, prepayments and advances to suppliers	(1,185,426)	44,660
(Increase) / Decrease in accounts payable & accrual	-	(41,859)
(Decrease) / Increase in account payable	512,752	-
(Decrease) / Increase in Accrued liabilities	-	2,769
(Decrease) / Increase in other payable	(54,754)	71,005
(Decrease) / Increase in amount to related party	(8,576)	(151,343)

Net cash used in operating activities	(1,951,099)	(648,909)

Cash flows from investing activities
Purchase of property and equipment	(94,388)	(773)
Net cash used in investing activities	(94,388)	(773)

Cash flows from financing activities
Proceeds from hire purchase	33,650	-
Advances from a related party	(46,408)	12,116
Proceeds from issuance of convertible bond	10,795	997,204
Proceeds from Shares to be issued	861,883	-
Proceeds from Capital contribution	2,394,471	24
Net cash Provided by financing activities	3,254,391	1,009,344

Effect of exchange rate changes	21,345	(12,390)

Net increase in cash and cash equivalents	1,230,249	347,272

Cash and cash equivalents at start of year	484,641	137,369

Cash and cash equivalents at end of year	1,714,890	484,641

Cash Paid During the Year for:
Interest	27,135	83,887
Income Taxes	-	-

The accompanying footnotes are an integral part of these consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

The “WKL Group” includes WKL Eco Earth Holdings Pte Ltd (“WKL Eco Earth” ), WKL Eco Earth Sdn Bhd (“WKL Eco Earth S/B”), WKL Green Energy Sdn Bhd (“WKL Green Energy”), EvoAir Manufacturing (M) Sdn Bhd (“EvoAir Manufacturing”) , WKL EcoEarth Indochina Co. Ltd (“WKL EcoEarth Indochina”), WKL Guanzhe Green Technology Guangzhou Co Ltd (“WKL Guanzhe”) and Evo Air Marketing (M) Sdn Bhd (“Evo Air Marketing”) . The WKL Group principally engaged in the design and manufacture of heating, ventilation and air condition products (“HVAC”) products for residential and commercial uses. WKL Group’s activities include engineering, manufacturing, assembling, marketing and distributing an extensive line of HVAC and related products focusing on providing eco-friendly air conditioning and air purifying solutions through our proprietary heat emission control (“HECS”) technology.

The WKL Group utilizes its patented air conditioning technology in its eco-friendly air conditioning products marketed through its EvoAir and Econ EVO brands, while it partners with OEMs as well as operate its own supply chain to produce air purifier solutions under its own brand, Econ Life. The Group also licenses its proprietary air purifying technology to be incorporated into products of other brands.

The WKL Group operates manufacturing plants and assembly lines in China and Malaysia in order to develop and manufacture its HVAC products.

The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or Entity	Attributable interest
WKL ECO EARTH SDN BHD (Malaysia)	Common Control
WKL GREEN ENERGY SDN BHD (Malaysia)	Common Control
EVOAIR MANUFACTURING SDN BHD (Malaysia)*	65%
WKL ECOEARTH INDOCHINA CO (Cambodia)	55%
WKL GUANZHE GREENTECH CHINA CO LTD (China)	55%
*Include a 100% subsidiary Evo Air Marketing (M) Sdn Bhd (Malaysia)

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2021 and August 31, 2020, have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements.

As of August 31, 2021 and August 31, 2020, the Company had an accumulated deficit of $2,140,870 and $1,117,592 respectively, which included a net loss of $1,103,480 reported for the year ended August 31, 2021, and a net loss of $492,566 reported for the year ended August 31, 2020. Management assessed going concern considering all facts and circumstances about the foreseeable future of the Company as well as its assets and liabilities on the basis that it will be able to realise and discharge them in the normal course of business. Whilst we believe in the viability of our strategy to generate revenues and in our ability to raise additional funds, we may not be successful. Management believes that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

Our ability to continue as a going concern is dependent upon our capability to further implement our business plan and generate revenues.

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NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation:

The accompanying consolidated financial statements have been prepared by WKL Eco Earth Holdings Pte Ltd and its subsidiaries and entities under common control (the “Company” or “WKL”) in accordance with U.S. generally accepted accounting principles (“US GAAP”) for financial information and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, the accompanying financial statements contain all adjustments (consisting of normal and recurring accruals) necessary to present fairly all financial statements in accordance with U.S. GAAP.

The consolidated financials include the accounts of the Company and WKL Eco Earth Sdn Bhd (Malaysia), WKL Green Energy Sdn Bhd (Malaysia), and its 65% owned EvoAir Manufacturing (M) Sdn Bhd(Malaysia), 55% owned WKL EcoEarth Indochina Co. Ltd (Cambodia)”, and its 55% owned WKL Guanzhe Green Technology Guangzhou Co Ltd (China) as result of our common control recapitalization.

As WKL Eco Earth Sdn Bhd (Malaysia), WKL Green Energy Sdn Bhd (Malaysia) were under common control at the time of the recapitalization, it is required under U.S. GAAP to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Under this method of accounting, WKL’s consolidated balance sheets as of August 31, 2021 and August 31, 2020 reflect WKL Eco Earth Sdn Bhd (Malaysia), WKL Green Energy Sdn Bhd (Malaysia) historical carryover basis in the assets and liabilities instead of reflecting the fair market value of the assets and liabilities.

The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the stockholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of operations and comprehensive loss as an allocation of the total loss for the year between non-controlling interest holders and the stockholders of the Company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Key estimates in the accompanying consolidated financial statements include, among others, revenue recognition, allowances for doubtful accounts and product returns, provisions for obsolete inventory, valuation of long-lived assets, and deferred income tax asset valuation allowances. Actual results could differ materially from these estimates.

Fiscal Year End

The Company operates on a fiscal year basis with the fiscal year ending on August 31.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with a maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution.

WKL Guanzhe Green Technology Guangzhou Co Ltd (China) business is primarily conducted in China and substantially all of revenues are denominated in RMB. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

Comprehensive Gain or Loss

ASC 220 “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of August 31, 2021, and August 31, 2020, the Company determined that it had items that represented components of comprehensive income and, therefore, has included a statement of comprehensive income in the financial statements.

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Beneficial Conversion Features

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options”, the BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The intrinsic value is generally calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible. If certain other securities are issued with the convertible security, the proceeds are allocated among the different components. The portion of the proceeds allocated to the convertible security is divided by the contractual number of the conversion shares to determine the effective conversion price, which is used to measure the BCF. The effective conversion price is used to compute the intrinsic value. The value of the BCF is limited to the basis that is initially allocated to the convertible security.

Foreign Currency Translation

The functional currency of Chinese operations is Chinese Renminbi, (“RMB”). The functional currency of the Company’s Singapore operations in Singapore dollars (“SGD”). The functional currency of the Company’s Malaysia operations in Ringgit Malaysia (“RM”). Management has adopted ASC 830 “Foreign Currency Matters” for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States Dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred. The resulting translation adjustment is reflected as accumulated other comprehensive income, a separate component of stockholders’ equity in the statement of stockholders’ equity.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in our existing accounts receivable. The Company reviews the allowance for doubtful accounts on a regular basis, and all past due balances are reviewed individually for collectability. Account balances are charged against the allowance when placed for collection. Recoveries of receivables previously written off are recorded when received. Interest is not charged on past due accounts.

As of August 31, 2021 and 2020, our accounts receivable amounted to $127,802 and $39,150, respectively, with an allowance for doubtful accounts of $ Nil for both periods.

Inventories

Inventories consist primarily of finished goods and raw materials from WKL Eco Earth Sdn Bhd (Malaysia), WKL EcoEarth Indochina Co. Ltd (Cambodia), and WKL Guanzhe Green Technology Guangzhou Co Ltd (China).

We value inventory at the lower of cost or net realizable value. We determine the cost of inventory using the standard cost method, which approximates actual cost based on a first-in, first-out method. All other costs, including administrative costs, are expensed as incurred.

Deposit, prepayments and other receivables

Deposit paid in advance for renovation and other set up cost for factory are accounted for as Deposit. Amounts paid in advance for expenses are accounted for as prepaid expenses. The advance for Evoair Manufacturing Production line is accounted for as other receivables.

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Property, Plant and Equipment

Property, Plant and Equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related capitalized assets. Property and equipment are depreciated over 5 to 10 years.

Useful lives
Office Equipment	5 years
Vehicles	5 years
Furniture and Equipment	10 years
Renovation	10 years

Repair and maintenance costs are charged to expense as incurred.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company does not disaggregate its revenue streams as the economic factors underlying the contracts are similar and provide no significant distinction. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Deferred Revenue

The Company collects deposits from customers in advance for some main business contracts. The customer payments received in advance are recorded as deferred revenue on the balance sheet. Of the outstanding deferred revenue balance of $426,777 at August 31, 2021, all were recognized as revenue in the October, 2021.

Leases

We follow the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.

On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards (ASC 842) for certain companies. Since we are classified as a “emerging growth company”, we are eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for us beginning on December 15, 2021. While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not had any impact on our financial statements.

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Income Taxes

The Company utilizes ASC Topic 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. The Company accounts for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the consolidated statements of operations.

Measurement of Fair Value

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under the authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyse financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its financial statements.

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NOTE 4 INVENTORIES

Inventories consists of the following:	August 31, 2021	August 31, 2020
Finished goods	$79,306	$94,141
Raw materials and supplies	63,213	-

Total inventory on hand	$142,519	$94,141

NOTE 5 DEPOSIT, PREPAYMENTS AND OTHER RECEIVABLES

Deposit, prepayments and other receivables consists of the following:	August 31, 2021	August 31, 2020

Deposits and Prepayment	15,208	42
Other receivables (Advances from suppliers)	1,224,353	54,093
	1,239,561	54,135

NOTE6 PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:
	August 31, 2021	August 30, 2020

Office equipment	$46,375	$18,952
Vehicles	58,247	12,364
Furniture and equipment	23,864	15,001
Renovation	62,551	45,745
	191,037	92,062
Less: accumulated depreciation	(54,439)	(24,438)
Property, plant and equipment ,net	$136,598	$67,624

Depreciation expense for the years ended August 31, 2021 and 2020 was $25,414 and $12,566, respectively.

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NOTE 7 CONVERTIBLE BONDS

Convertible bonds consist of the following:
	August 31, 2021	August 31, 2020
Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 66,667 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	$44,601	$44,125

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 277,778 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	185,840	183,850

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 2,223 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	1,487	1,471

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 111,112 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	74,336	73,540

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 33,334 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	22,301	22,062

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 277,778 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	185,841	183,850

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 444,445 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	297,345	294,160

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 277,778 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	185,841	183,850

Convertible bonds payable to a private investor bearing interest at 10%. Accrued interests are due November 2020. The Company is obligated to issue 15,556 shares of common stock as an inducement on the issuance of this bond upon internal re-organization completion	10,407	10,296
	$1,007,999	$997,204

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All accrued interests from above convertible bonds were settled on November 15, 2020. All principal were converted as of this report date at S$0.9 per share. The Company determined that these convertible bonds contained a contingent BCF triggered by future events-upon internal re-organization completion. The contingent BCF existed at the date of issuance of the convertible bonds, which allowed the holders to purchase equity at a discount to the offering price. While such contingent BCF is measured on the basis of the commitment-date stock price, it is not recognized until the contingency occurs. As such, the total 1,506,671 shares issuable upon conversion at a price of S$0.90 per share created an S$1,356,000 or U$1,005,645 contingent beneficial conversion upon the Company completing its re-organization. Such contingent BCF is measured on the basis of the commitment-date stock price; it is not recognized until the contingency occurs.

NOTE 8 RELATED PARTY TRANSACTIONS

Amounts due to shareholders

Amounts due to shareholders are non-interest bearing, unsecured, have no fixed repayment term, and are not evidenced by any written agreement. As of August 31, 2021, the Company reported amount due to shareholders of $52,481. As of August 31, 2020, the Company reported amount due to shareholders of $61,058.

Unex Holdings Inc

As of September 30, 2021, the Company has other receivables - related party of $46,408 due from Unex Holdings Inc.

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ECo Awareness Sdn Bhd

ECo Awareness Sdn Bhd is related to a common shareholder. The Company had sales to ECo Awareness Sdn Bhd of approximately $190,640 and $170,280 during the years ended August 31, 2021 and August 31, 2020, respectively. There were accounts receivable from this company of $77,830 and $0 at August 31, 2021 and August 31, 2020, respectively.

The Company also had purchase from ECo Awareness Sdn Bhd of approximately $70,820 and $114,810 during the years ended August 31, 2021 and August 31, 2020, respectively. There were accounts payable to this company of $70,650 and $45,450 at August 31, 2021 and August 31, 2020, respectively.

NOTE 9 STOCKHOLDERS’ EQUITY

On August 31, 2021, and 2020, there was 1 common share issued and outstanding.

For the year ended August 31, 2021, the Company received cash proceeds of $2,392,501 from capital contribution. The company also received cash proceeds of $861,883 from shares to be issued, and those shares were issued at the date of this report.

For the year ended August 31, 2020, the Company received cash proceeds of $24 from capital contribution.

NOTE 10 INCOME TAXES

The Company’s operating subsidiaries are governed by the Income Tax Law, which is concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (“the Income Tax Laws”).

WKL Eco Earth Holding Pte Ltd is incorporated in Singapore, and under the current tax laws of Singapore, its standard corporate income tax rate is 17%.

WKL Eco Earth Sdn Bhd, WKL Green Energy Sdn Bhd and Evoair Manufacturing Sdn Bhd are incorporated in Malaysia, and is subject to common corporate income tax rate at 24%.

WKL Eco Earth Indochina Co Ltd is incorporated in Cambodia, and under the current tax laws of Cambodia, its standard corporate tax rate is 20%.

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:
	August 31, 2021	August 31, 2020
Net operating loss carry-forward	$2,140,000	$1,120,000
Less: valuation allowance	(2,140,000)	(1,120,000)
Net deferred tax asset	-	-

The Company had federal net operating loss carry forwards for tax purposes of approximately $1,120,000 at August 31, 2020, and approximately $2,140,000 at August 31, 2021, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

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NOTE 11 COMMITMENTS AND CONTINGENCIES

Effective March 22, 2021, the Company entered into a lease agreement to lease three offices at No 31-2A, Jalan 5/32A, 6 ½ Miles, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia. The lease may be terminated by either party with 3 month notice. Rent is RM 23,000 per month.

Effective February 5, 2021, the Company entered into a lease agreement to lease a factory at 3rd Floor, No. 1, Depin Road, Xingtan Town, Shunde District, Foshan City at a cost of RMB54, 578 per month and the lease will expire on April 30, 2026.

Effective December 22, 2020, the Company entered into a lease agreement to lease an office at No 65 Floor 1,2&3, Street 123, Phum 4, Sangkat Toul Tumpong I, Khan Chamkarman, Phnom Penh at a cost of $4,500 per month through the period ended November 30, 2022. Beginning on December 01, 2022 the rent increased to $6,000 per month through the period ended November 30, 2024.

NOTE 12 CONCENTRATIONS

Revenues

For the years ended August 31, 2021 and 2020, the following customers comprised more than 10% of total sales:

	For the years
	August 31, 2021	August 31, 2020
customer #1	25%	*
customer #2	21%	46%
customer #3	*	17%
customer #4	*	21%
* Accounted for less than 10% for the period

Accounts Receivable

As of the years ended August 31, 2021 and 2020, the following customers comprised more than 10% of total Trade receivable:

	For the year ended
	August 31, 2021	August 31, 2020
customer #1	*	*
customer #2	47%	*
customer #3	*	*
customer #4	17%	97%
* Accounted for less than 10% for the year end

Purchases

As of August 31, 2021, approximately 80% of the company’s purchases were due from 3 major vendors. As of August 31, 2020, approximately 65% of the company’s purchases were due from 3 major vendors.

NOTE 13 SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to August 31, 2021 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except as follows:

EvoAir International Limited (“EvoAir International”) was incorporated on November 17, 2021 in the British Virgin Islands. On December 20, 2021, Unex Holdings Inc. (“Unex”) entered into a Share Transfer Agreement whereby Dr Low agreed to sell all his ordinary shares in EvoAir International to Unex for a consideration of $100. Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of the Company’s ordinary shares representing approximately 67.34% of the Company’s then issued and outstanding shares, sold his entire shareholding of the Company to WKL Global Limited (“WKL Global”) for an aggregate consideration of $100. The board of directors and majority shareholders of the Company and WKL Global have approved the Share Transfer Agreement and the transactions contemplated thereunder (the “Change of Control Transaction”). Upon completion of the Transaction, WKL Global Limited owned 2,000,000 shares, or approximately 67.34% of the then issued and outstanding ordinary shares of the Company, which resulted in a change of control of the Company.

Subsequently, several transactions took place (together, the “Allotment Transactions”) whereby the Company issued and allotted in aggregate 98,809,323 ordinary shares of common stock to certain parties. On completion of the Allotment Transactions, the total number of issued and outstanding shares of common stock of the Company were 101,779,323. The Allotment Transactions are described below.

On December 20, 2021, Dr. Low and Chan Kok Wei entered into a share transfer agreement with the Company, pursuant to which Dr. Low and Chan Kok Wei agreed to sell all their ordinary shares of WKL Green Energy Sdn. Bhd. to the Company in consideration for the allotment and issuance of 24,000 shares and 6,000 shares of common stock, respectively, or approximately 0.02% and 0.01% of the issued and outstanding ordinary shares of Unex, respectively.

On December 20, 2021, Dr. Low, Chan Kok Wei, Ong Bee Chen and certain sellers (“WKLEE Sellers”) entered into a share transfer agreement with the Company pursuant to which Dr. Low, Chan Kok Wei, Ong Bee Chen and WKLEE Sellers agreed to sell all their ordinary shares of WKL Eco Earth Sdn. Bhd. to the Company in consideration for the allotment and issuance of 49,320 shares, 4,680 shares, 3,600 shares and in aggregate 14,400 shares, respectively, of the common stock of Unex, or approximately 0.05%, 0.005%, 0.004% and in aggregate 0.014%, respectively, of the issued and outstanding ordinary shares of Unex.

On December 20, 2021, Tan Soon Hock, Ivan Oh Joon Wern and certain relevant interest holders (“Relevant Interest Holders”) entered into an investment exchange agreement with WKL Eco Earth Holdings, pursuant to which Tan Soon Hock, Ivan Oh Joon Wern and the Relevant Interest Holders agreed to sell all relevant interests in the WKL Group to WKL Eco Earth Holdings in consideration for the allotment and issuance of 7,037,762 shares, 2,520,000 shares and in aggregate 6,001,794 shares, respectively, of the common stock of the Company, or approximately 6.91%, 2.48% and in aggregate 5.90%, respectively, of the Enlarged Share Capital. The board of directors and majority shareholders of the Company have approved the transaction.

On December 20, 2021, Dr. Low entered into two deed of assignments of intellectual properties with WKL Eco Earth Holdings Pte. Ltd., in respect of Dr. Low’s patents relating to eco-friendly air-conditioner condenser (external unit) and the trademarks described in the deed of assignment thereunder, and in respect of Dr. Low’s patents relating to the portable air-conditioner ‘e-Cond Evo and the trademarks as described in the deed of assignments thereunder (together, the “IP Assignments”). Pursuant to the IP Assignments, WKL Global Limited, Allegro Investment (BVI) Limited and certain nominees shall be allotted and issued 63,362,756 shares, 14,297,259 shares and in aggregate 5,487,752 shares, respectively of the Company’s common stock or approximately 62.25%, 14.05% and in aggregate 5.39%, respectively of the Enlarged Share Capital in consideration for the IP Assignments. The board of directors and majority shareholders of the Company have approved the IP Assignments.

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